Exhibit 99.906CERT
Exhibit (b)

SECTION 906 CERTIFICATION

In connection with the filing by RMR Mortgage Trust (the “registrant”) of the report on Form N-CSR for the period ended December 31, 2020 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:    /s/ Thomas J. Lorenzini
Thomas J. Lorenzini
President

Date:    February 24, 2021

By:    /s/ G. Douglas Lanois
G. Douglas Lanois
Treasurer and Chief Financial Officer

Date:    February 24, 2021